Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers Increases Share Repurchase Program by $250 Million
Company has used $132.5 million of current authorization

BLOOMFIELD HILLS, Mich., March 10, 2015 - - Taubman Centers, Inc. (NYSE:TCO) today announced its Board of Directors has increased its share repurchase program by $250 million. This increase to the $200 million share repurchase program authorized in August of 2013 brings Taubman Centers’ total authorization to $450 million. The company plans to repurchase shares from time to time on the open market, or in privately negotiated transactions or otherwise, depending on market prices and other conditions.

Since this share repurchase program’s inception, the company has purchased 1,880,301 shares of its common stock at an average price of $70.48 per share or $132.5 million. This includes 1,093,230 common shares purchased at an average price of $73.39 per share since the beginning of 2015. If the remaining $317.5 million authorization is used at current market prices, the repurchase will represent just under seven percent of the company’s common shares outstanding.

“Our strong balance sheet gives us the capacity to increase the program’s size, while continuing to pursue our internal and external growth initiatives,” said Robert S. Taubman, chairman, president and chief executive officer. “We believe that Taubman Centers’ shares are significantly undervalued given our portfolio of high quality malls and our development properties. At current prices, share repurchases are accretive to both our earnings and net asset value.”

Purchases of common stock will be financed with general corporate funds. Depending upon the amount of purchases and other factors, the company may also borrow funds under its lines of credit. There is no guarantee as to the number of shares to be purchased. This share repurchase plan may be modified, suspended or terminated without prior notice.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 21 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing five properties in the U.S. and Asia totaling 4.7 million square feet. Taubman, with more than 60 years of experience in the shopping center industry, is headquartered in Bloomfield Hills, Mich., and Taubman Asia is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACT:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469, mmainville@taubman.com

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